05:29:08 PM                                                 EXHIBIT 99. 1


                       MBNA MASTER CREDIT CARD TRUST II SERIES 94-A

                                KEY PERFORMANCE FACTORS
                                     SEPTEMBER, 1996



            Expected B Maturity                                        9/15/99


            Blended Coupon                                             5.7116%



            Excess Protection Level
              3 Month Average                                            5.20%
            September, 1996                                              5.32%
            August, 1996                                                 5.68%
            July, 1996                                                   4.58%


            Cash Yield                                                  17.10%


            Investor Charge Offs                                         4.26%


            Base Rate                                                    7.52%


            Over 35 Day Delinquency                                      4.20%


            Seller's Interest                                           12.02%


            Total Payment Rate                                          12.77%


            Total Principal Balance                         $19,745,890,253.60


            Investor Participation Amount                      $760,000,000.00


            Seller Participation Amount                      $2,373,962,735.11